UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2026

CERENOME, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6420 LEVIT GREEN BOULEVARD
Suite 310
Houston, Texas	77021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (737) 255-7194

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNSY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Convertible Note Financing

On September 4, 2026, Cerenome, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, senior secured convertible notes issued by the Company (each, a “Note,” and such financing, the “Note Financing”) in the aggregate original principal amount of $21,276,596 consisting of (i) Notes in the aggregate original principal amount of $3,191,489 (the “Initial Notes”), (ii) Notes in the aggregate original principal amount of $2,127,660 (the “Second Notes”) and (iii) Notes (the “Additional Notes”) in the aggregate original principal amount of $15,957,447. The Notes are convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The initial closing of the Note Financing is expected to occur on or about September 10, 2026, following satisfaction or waiver of the applicable closing conditions set forth in the Securities Purchase Agreement (the actual date of such initial closing, the “Initial Closing Date”). The Second Notes will be purchased and issued upon effectiveness of the registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Initial Notes and the Second Notes, following satisfaction or waiver of the other applicable closing conditions set forth in the Securities Purchase Agreement.

The Notes (and the shares of Common Stock issuable upon conversion thereof) were offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided in Section 4(a)(2) thereof and/or Rule 506(b) promulgated thereunder and will not be registered under the Securities Act.

Pursuant to the Securities Purchase Agreement, the Investor may, subject to the satisfaction of specified conditions, elect to purchase the Additional Notes in one or more future closings. In addition, subject to the satisfaction of specified eligibility and closing conditions, including limitations based on the amount of Notes then outstanding and the effectiveness of the applicable registration statement, the Company may require the Investor to purchase Additional Notes in one or more future closings. The rights of the Investor and the Company to effect such additional closings expire on the 18-month anniversary of the Initial Closing Date.

On the Initial Closing Date, the Company expects to receive gross proceeds from the Note Financing of $3,000,000, before deducting legal fees and transaction expenses. Subject to the satisfaction of certain conditions contained in the Securities Purchase Agreement, the Company may receive additional gross proceeds upon the issuance of Additional Notes. The Company intends to use the net proceeds from the Note Financing for working capital and general corporate purposes.

The Securities Purchase Agreement contains customary representations, warranties, and covenants of the Company and the Investor.

Royalty Agreement

On the Initial Closing Date, the Company and CNSide are expected to enter into a royalty agreement with the Investor (the “Royalty Agreement”), pursuant to which, during the term of the Royalty Agreement, CNSide will be required to pay the Investor a quarterly royalty equal to 2.5% of CNSide’s gross revenues received from its business goods and services (the “Royalty”), subject to certain customary exclusions and a quarterly cap equal to 2.5% of the aggregate unpaid balance then outstanding under the Notes. The Royalty will be payable within 30 days following the end of each calendar quarter. The Royalty Agreement will remain in effect until all principal, accrued and unpaid interest, fees, expenses and other amounts owed under the Notes have been paid in full and the Notes have been terminated or cancelled. CNSide’s obligations under the Royalty Agreement will be guaranteed by the Company pursuant to the terms thereof.

Description of the Notes

Pursuant to the Securities Purchase Agreement, each of the Notes, when issued, will be issued with an original issue discount of 6.0% and will accrue interest at a rate of 8.0% per annum, except upon the occurrence (and during the continuance) of an Event of Default (as defined in the Notes), in which case the Note will accrue interest at a rate equal to the lesser of (i) eighteen percent (18%) per annum and (ii) the maximum legal rate of the then-outstanding Principal Amount. Each of the Notes matures on the one-year anniversary of its issuance date (the “Maturity Date”), unless extended pursuant to the terms thereof. Interest on each of the Notes is guaranteed through the Maturity Date regardless of whether the Note is earlier converted or redeemed. The Notes will be secured by a first-priority security interest in substantially all of the present and future assets of the Company and CNSide Diagnostics, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“CNSide”), including a pledge of equity interests in CNSide, subject to certain customary exclusions.

Each of the Notes will be convertible (in whole or in part) by the holder thereof at any time after its issuance date into a number of shares of Common Stock equal to (x) the applicable amount of conversion (the “Conversion Amount”) up to the entire outstanding principal balance of the Note and any of all accrued and unpaid amounts thereunder, including interest and late charges, if any (such shares issuable upon conversion of the Notes, the “Conversion Shares”). The initial conversion price of the Initial Notes will be equal to $2.74 per share, subject to adjustment as provided in the Initial Notes.

The conversion price of each of the Notes will be subject to a floor price of $0.50 (the “Floor Price”).

At no time may the Investor hold or be required to take more than 4.99% (or up to 9.99% at the election of the Investor pursuant to the Notes) of the outstanding shares of Common Stock. In addition, each of the Notes contains an exchange cap limitation intended to comply with applicable Nasdaq rules, subject to stockholder approval or a satisfactory opinion of counsel that such approval is not required.

In addition, if an Event of Default (as defined in the Notes) has occurred, the Investor will be able to elect to convert the applicable Conversion Amount into shares of Common Stock at an alternate conversion price equal to the lowest of (i) the then-applicable Conversion Price, (ii) 85% of the VWAP of the Common Stock on the trading day immediately preceding the delivery of the applicable Conversion Notice and (iii) the greater of the Floor Price then in effect and the lesser of (A) 85% of the VWAP of the Common Stock on the trading day of delivery of the applicable Conversion Notice and (B) 85% of the lowest VWAP of the Common Stock during the ten consecutive trading day period ending on the trading day immediately preceding delivery of the applicable Conversion Notice.

Upon the occurrence of an Event of Default, the Company will be required to deliver written notice to the Investor within one business day (an “Event of Default Notice”). At any time after the earlier of (a) the Investor’s receipt of an Event of Default Notice and (b) the Investor becoming aware of an Event of Default, the Investor will be able to require the Company to redeem all or any portion of the Notes at the applicable Event of Default redemption price.

In connection with a Change of Control (as defined in the Notes), the Investor will have the right to require the Company to redeem all or any portion of the Notes for cash at the applicable Change of Control redemption price, which includes a 120% redemption premium and is calculated in accordance with the terms of the Notes.

Registration Rights Agreement

On the Initial Closing Date, in connection with the Company’s entry into the Securities Purchase Agreement, the Company is expected to enter into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will agree to (a) confidentially submit to the SEC, within six (6) business days of the Initial Closing Date, a registration statement covering the resale of the Conversion Shares underlying the Initial Notes and the Second Notes, and (b) confidentially submit to the SEC, within five (5) business days following the date of any additional closing notice delivered in accordance with the Securities Purchase Agreement, a registration statement covering the resale of the Conversion Shares underlying the Additional Notes covered by the additional closing notice. Pursuant to the Registration Rights Agreement, the Company is required to use best efforts to have such registration statement declared effective by the SEC within the time period set forth in the Registration Rights Agreement.

Security Agreement

On the Initial Closing Date, the Company and CNSide are expected to enter into a Security and Pledge Agreement (the “Security Agreement”) in favor of the Investor as collateral agent for the benefit of the holders of the Notes. Pursuant to the Security Agreement, the Company and CNSide will grant a first-priority security interest in substantially all of their present and future assets, including accounts, deposit accounts, inventory, equipment, securities, equity interests in subsidiaries, intellectual property and proceeds thereof, subject to certain customary exclusions. The Security Agreement will also require, within 30 days after the Initial Closing Date, the establishment of deposit account control arrangements with respect to specified accounts and will secure the obligations of the Company and CNSide under the Securities Purchase Agreement, the Notes and the other documents entered into in connection with the Note Financing.

The foregoing summaries of the terms of the various documents do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such documents or forms of documents, each of which are attached as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this Current Report on Form 8-K with respect to the proposed issuance of the Notes and the potential issuance of shares of Common Stock upon conversion thereof is hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On September 10, 2026, the Company issued a press release announcing its entry into the Securities Purchase Agreement, the proposed Note Financing and the related transactions contemplated thereby. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

4.1	Form of Senior Secured Convertible Note.

10.1	Securities Purchase Agreement, dated September 4, 2026.

10.2	Form of Registration Rights Agreement.

10.3	Form of Security Agreement.

10.4	Form of Royalty Agreement.

99.1	Press Release, dated September 10, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERENOME, INC.

Date: September 10, 2026	By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Officer